                                                                   Exhibit 10(T)

                   LOS ANGELES - NEVADA POWER NOB to MCC500

                   50 MW FIRM TRANSMISSION SERVICE AGREEMENT

                              (DWP No. BP 00-001)

1.   PARTIES: The Parties to this Los Angeles - Nevada Power NOB to MCC500 50 MW
     --------
     Transmission Service Agreement, DWP No. BP 00-001 (Agreement), are Nevada Power Company ("Nevada Power"), a Nevada corporation, and The Department of Water and Power of the City of Los Angeles ("Los Angeles"), a department organized and existing under the Charter of the City of Los Angeles, a municipal corporation of the State of California, hereinafter referred to individually as "Party" and collectively as "Parties".

2.   RECITALS:   This Agreement is made with reference to the following facts,
     ---------
     among others:

     2.1 Nevada Power desires to purchase 50 MW of firm uni-directional transmission service from the Point of Receipt where Los Angeles' Control Area interconnects with Bonneville Power Administration's (BPA's) Control Area at the Nevada - Oregon Border, to the point of delivery at MCC500, for a period of 15 months, beginning October 12, 2000 through December 31, 2001.

     2.2 Los Angeles is willing to provide such transmission service to Nevada Power under this Agreement.

3.   AGREEMENT:  In consideration of the mutual covenants and agreements
     ----------
     contained herein, the Parties hereby agree as follows.

4.   DEFINITIONS:  The following terms, whether in the singular or in the
     ------------
     plural, when used herein, and initially capitalized, shall have the following meanings specified:

     4.1 Account: The internal record dedicated for the purpose of maintaining a statement of Schedules or corresponding transmission loss, and for determining Inadvertent Energy.

     4.2 Agreement: This Los Angeles - Nevada Power NOB to MCC500 50 MW Firm Transmission Service Agreement.

     4.3 Authorized Representative: The individual(s) named and appointed by each Party pursuant to this Agreement who are authorized to represent the interest of such appointing Party.

     4.4 BPA: The Bonneville Power Administration, a federal Power Marketing Administration serving the states of Oregon, Washington, Idaho, and portions of Montana.

     4.5 Control Area: All or part of an electric utility's, power pool's, or generating agency's electric generation, transmission, and distribution facilities, or combination thereof with those of Third Parties, to which a common automatic generation scheme is applied.

     4.6 Control Area Services: Those tasks which a Control Area operator must perform to establish, execute, and maintain Schedules between Control Areas in accordance with WSCC minimum operating reliability criteria which include, but are not limited to: (i) Prescheduling energy interchange between interconnected Control Areas; (ii) verification of preschedules prior to execution of the next day' Schedules; (iii) hourly execution and verification of Schedules as necessary; (iv) making Schedule adjustments due to uncontrollable force or other curtailment events and notification of affected parties; (v) reconciliation of Inadvertent Energy; and (vi) all accounting activities associated with these tasks.

     4.7 Dispatcher: An employee of a Party who has responsibility for the 7 day by 24-hour operation of such Party's electric system.

     4.8 Inadvertent Energy: For any hour, the difference between the sum of net actual energy interchange and the sum of net scheduled energy interchange at a Point of Interconnection.

     4.9 MCC500: The 500 kV bus at McCullough Switching Station in the state of Nevada.

     4.10 NOB: The point of interconnection between Los Angeles and BPA at the Nevada - Oregon Border.

     4.11 PDCI: The +/- 500 kV Pacific Direct Current Intertie between Sylmar Converter Station and BPA's Celilo Converter Station.

     4.12 Point of Delivery: A Point of Interconnection where Los Angeles is empowered to cause Schedules to be made available to Nevada Power.

     4.13 Point of Interconnection: The points where the electrical system of a Control Area interconnects with the electrical system of another Control Area.

     4.14 Point of Receipt: A Point of Interconnection where Los Angeles is empowered to cause Schedules to be accepted from Nevada Power.

     4.15 Preschedule Period: The day or group of days during which future Schedules have been arranged by the Parties' Schedulers.

     4.16 Real-Time Schedule: Hourly Schedules accepted and included in Los Angeles' interchange schedule by Los Angeles' Dispatchers after expiration of the Preschedule Period.

     4.17 Schedule: An intentional, prearranged interchange of energy transfers at a specified Point of Interconnection which has been agreed upon between the Control Areas involved.

     4.18 Schedulers: An employee of a Party who has, among other duties, the responsibility for preparing preliminary interchange energy Schedules.

     4.19 Scheduling Ability: A Party's maximum ability, expressed in megawatts per hour, to schedule transfers of energy over transmission facilities.

     4.20 Third Party: An electric utility, power pool, or generating agency, power marketer, power broker, or other entity, not a party to this Agreement.

     4.21 WSCC: The Western Systems Coordinating Council of the North American Reliability Council (NERC) or successor organization.


5.   EFFECTIVE DATE and TERM:
     ------------------------

     5.1 Effective Date: This Agreement shall become effective when duly executed by the Parties.

     5.2 Termination Date: This Agreement shall continue in full force and effect until the earlier of: (i) 23:59 hours on December 31, 2001; (ii) termination by mutual agreement of the Parties; or (iii) termination by Los Angeles under Section 11.7 or Section 11.10.


6.   TRANSMISSION SERVICE:
     ---------------------

     6.1 Commencing October 12, 2000, Los Angeles shall provide, and Nevada Power shall purchase, 50 MW of firm uni-directional transmission service (and associated transmission losses pursuant to Section 9) from the Point of Receipt at NOB to the Point of Delivery at MCC500 for the period between 00:00 hours on October 12, 2000 through 23:59 hours on December 31, 2001.

     6.2 Nevada Power shall have to right to re-sell the firm transmission service explained in Section 6.1 to a Third Party on a short term basis when Nevada Power is not using the transmission service. Nevada Power shall submit schedules/preschedules to Los Angeles consistent with Section 8.8 hereunder. Nevada Power shall notify Los Angeles as soon as possible after the re-sale occurs and prior to the provision of service. Compensation to Nevada Power by a Third Party shall not exceed the monthly rate paid by Nevada Power to Los Angeles as pro-rated for the time period of the transmission re-sale. Nevada Power shall remain solely liable for the performance of obligations under this Agreement, regardless of the amount or duration of firm transmission service Nevada Power re-sells to Third Parties.

     6.3 During any hour when Nevada Power is not scheduling energy on the transmission service provided hereunder, Los Angeles shall have the right to schedule energy on a nonfirm basis over such transmission service at no cost to Los Angeles.

     6.4 Nevada Power shall have the right to request, during the Preschedule Period, a change of either the Point of Receipt or Point of Delivery on a nonfirm, as available basis during the term of this Agreement. However, Nevada Power shall not request a change of both the Point of Receipt and Point of Delivery at the same time nor shall

     Nevada Power schedule more than one Point of Receipt/Point of Delivery combination (including NOB/MCC500, respectively) for any single day.

     6.5 If at the end of the contract term, Los Angeles cannot accommodate all requests for transmission service on the PDCI, Nevada Power shall have the right of first refusal to continue taking the firm transmission service purchased under this Agreement by accepting a rate and contract term at least equal to those of competing requests.

7.   TRANSMISSION CURTAILMENTS:
     --------------------------

     7.1 Los Angeles may curtail Nevada Power's Scheduling Ability hereunder in response to limitations on the facilities providing service hereunder due to: (i) uncontrollable force, as defined in Section 13; (ii) operational conditions such as unscheduled flow or transmission nomograms applicable to facilities providing service hereunder; or (iii) transmission limitations which are necessary or desirable in the sole judgment of Los Angeles for the purpose of maintenance, repairs, replacements, installation, investigations, and inspections of equipment and facilities which are operated by Los Angeles.

     7.2 For the purposes of Section 7.1, the curtailment priority for Nevada Power shall be the same as the curtailment priority for Los Angeles. Curtailments shall be allocated proportionally among Los Angeles, Nevada Power, and all Third Parties for whom Los Angeles is providing firm transmission service between NOB and MCC500.

     7.3 In the event continuity of service within Los Angeles' Control Area is being jeopardized or any element of Los Angeles' electrical system providing service hereunder is at risk of damage as determined by Los Angeles in its sole judgment, Los Angeles may curtail Nevada Power's Scheduling Ability to the extent necessary to avoid or eliminate such jeopardy or risk of damage while maintaining the curtailment priority described in Section 7.2.

     7.4 No curtailment credit will be given for any curtailments occurred under conditions described under Section 7 herein.

8.   SCHEDULING PROVISIONS:
     ----------------------

     8.1 Nevada Power shall endeavor to preschedule energy in the manner described hereunder. Nevada Power may modify existing preschedules or submit Real-Time schedules subject to provisions under Section 8.4, 8.5 and
     8.6 hereunder.

     8.2 Los Angeles shall establish one energy Account and one corresponding energy loss Account for Nevada Power's use for scheduling under this Agreement.

     8.3 Schedules shall be submitted to Los Angeles' Schedulers for inclusion in the Los Angeles interchange preschedule by 1100 hours (Pacific Time) on the day prior to the effective date of the Schedule. Schedules for weekend, NERC holiday and national holidays shall be submitted in accordance with prevailing WSCC procedures, or as determined by Los Angeles' Schedulers, whichever calls for the earlier submittal.

     Nevada Power shall submit NERC transaction tags corresponding to each Schedule as required by WSCC.

     8.4 If Nevada Power desires to modify its Schedule after the Preschedule period or to submit Real-Time Schedules, Nevada Power shall notify Los Angeles' Dispatcher at least one hour in advance of the hour when such Schedules are to become effective, provided that an Account for such transmission path has been previously established.

     8.5 At those times when Nevada Power requests that the Schedule be modified or submits a Real-Time Schedule due to an emergency on Nevada Power's electric system, Los Angeles will make best efforts to accommodate Nevada Power's request as soon as possible.

     8.6 In the event Nevada Power's Scheduling Ability is curtailed in real time pursuant to Section 7 herein, Nevada Power shall, immediately after oral notification by Los Angeles' Dispatcher, reduce Nevada Power's
     Schedule in the amount determined by Los Angeles.

     8.7 Whenever Nevada Power becomes aware of any condition, external to Los Angeles' Control Area, which requires that Nevada Power reduce its Schedules hereunder, Nevada Power shall orally notify Los Angeles' Dispatcher of such condition and Los Angeles' Dispatcher shall reduce Nevada Power's Schedules in the amount determined by Nevada Power.

     8.8 Los Angeles shall not be obligated to perform any scheduling and or accounting for any Third Party.

     8.9 Los Angeles reserves the right to curtail Schedules under this Agreement whenever Los Angeles determines, in its sole judgement, that such Schedules do not correspond precisely to other simultaneous Schedules at the Point of Receipt and the Point of Delivery, that such Schedules are part of an incomplete or insufficient transaction path, or that such Schedules violate WSCC scheduling policies.

     8.10 As an inclusion in the transmission service rates pursuant to Section 10 hereunder, Nevada Power is entitled to submit one NERC transaction tag per day free of charge during the entire period of this Agreement. Los Angeles reserves the right to charge up to $87.36 per revision whenever Nevada Power desires to make a request to modify its existing Schedule during the day. For the purposes of this section, a single Schedule or revision, which prevailing WSCC procedures may require to be presented on multiple NERC tags, shall be counted as one tag.

     8.11 The Authorized Representatives shall coordinate changes to the scheduling and dispatching procedures in this Section 8 to conform to Los Angeles' overall system operation as such may be changed from time to time.

9.   TRANSMISSION LOSSES:
     --------------------

     9.1 Transmission losses associated with the energy scheduled pursuant to this Agreement shall be the responsibility of Nevada Power. The amount of such losses shall be deemed to be 6.36 percent of the energy transmitted between NOB and MCC500.

     9.2 Transmission loss shall be settled financially unless it is mutually agreed to settle pursuant to Section 9.3 hereunder. Nevada Power shall pay Los Angeles, for each month, an amount equal to the hourly California Power Exchange Market Clearing Price in the "day of" market at Eldorado/MCC500 multiplied by the losses incurred hereunder during each hour of the month.

     9.3 Nevada Power shall have the right to request that the transmission loss incurred hereunder during the month be returned to Los Angeles with the actual energy provided by Nevada Power in accordance with Los Angeles's schedule/accounting procedure. In that event, unless otherwise notified, Nevada Power is assumed to return the losses concurrent with the scheduled energy. Nevada Power may need to purchase additional transmission to cover such losses.

10.  TRANSMISSION SERVICE AND ANCILLARY SERVICE RATES:
     -------------------------------------------------

     10.1 As payment for the transmission service provided hereunder, Nevada Power shall pay Los Angeles $150,000.00 each month.

     10.2 The above-mentioned fee of $150,000 per month shall include only the following services: (i) 50 MW of firm uni-direction transmission service, from NOB to MCC500 (ii) VAR and Voltage support service for up to 12,000 MWh per month (an additional charge of $0.33 per MWh will be applied if 12,000 MWh is exceeded), and (iii) one Schedule per day, with additional revision charges applied pursuant to Section 8.10.

     10.3 Other ancillary services, as defined by the Federal Energy Regulatory Commission (FERC) or the North America Electric Reliability Council (NERC) or WSCC, including, but not limited to, operating reserve-spinning, operating reserve-supplemental, replacement reserve, regulation and frequency response service, shall be the responsibility of Nevada Power, and as such they will be provided separately by Nevada Power as required.

11   BILLINGS, PAYMENTS:
     -------------------

     11.1 Commencing October 12, 2000, as soon as practicable after the last day of each month, Los Angeles shall render a monthly billing to Nevada Power for services provided hereunder during that month. Nevada Power shall pay such bill within twenty (20) calendar days after receipt thereof.

     11.2 If all or portion of a bill is disputed, the entire amount of the bill shall be paid when due and Los Angeles' Authorized Representative shall be concurrently provided written notice of the disputed amount and the basis for the dispute. Los Angeles shall reimburse any amount determined to have been correctly disputed, with interest calculated in accordance with Section 11.3 hereof, within ten (10) calendar days after such determination.

     11.3 Amounts which are not paid when due shall bear interest at a rate equal to one percent (1%) per month, prorated by the days from the date payment was due until the date payment is received. Payments received by mail shall be accepted without assessment of such interest provided the postmark indicates the payment was mailed on or before the due date.

     11.4 Bills shall be submitted by Los Angeles to Nevada Power at the following address:

               Sierra Pacific Power / Nevada Power
               Director, Transmission Business Services
               P.O. Box 10100
               Reno, Nevada 89520-0024

     11.5 Nevada Power shall make remittance to Los Angeles at the following address:

               Department of Water and Power
               of the City of Los Angeles
               Accounting Business Unit - Invoice Collectible Section P.O. Box 51111, Room 445
               Los Angeles, CA 90051-0100

     11.6 Either Party may, at any time by written notice to the other Party, change their respective addresses as specified in Section 11.4 or Section 11.5.

     11.7 Los Angeles shall have the right, upon not less than fifteen (15) calendar days' advance written notice, to suspend the transmission service provided hereunder for nonpayment of bills, and to refuse to resume such service so long as any part of the amount due remains unpaid. Such a suspension of service shall not relieve Nevada Power of liability for any other charges which accumulate during the time that service is suspended. The rights reserved by and to Los Angeles shall be in addition to all other remedies available to Los Angeles either by law or in equity for the breach of any of the terms hereof.

           11.7.1 Nevada Power shall have thirty (30) calendar days from the notice of suspension of service to remit payment of the delinquent bill.

           11.7.2 If Nevada Power does not remit payment within the allowed time, Los Angeles may unilaterally terminate this Agreement.

     11.8 From time to time, for the purpose of determining the ability of Nevada Power to meet its obligations to make payments hereunder, Los Angeles may initiate a reasonable creditworthiness review, to be performed in accordance with standard commercial practices.

     11.9 If Los Angeles has suspended service due to Nevada Power's nonpayment of bills or if a creditworthiness review reveals that Nevada Power is subject to, or operating under, bankruptcy laws, judgments, or any other conditions which could materially affect Nevada Power's ability to make payments hereunder, Los Angeles may require Nevada Power to furnish a satisfactory payment bond or alternative security, acceptable to Los Angeles and consistent with commercial practices established under the Uniform Commercial Code.

     11.10 Nevada Power shall have sixty (60) calendar days from the date of written notification to forward the required security to Los Angeles. If Nevada Power does not provide the required security by the allowed time, Los Angeles may unilaterally terminate this Agreement upon any nonpayment of bills by Nevada Power.

12   LIABILITY:
     ----------

     12.1 Los Angeles shall not be liable to Nevada Power and Nevada Power hereby releases Los Angeles from, and agrees to hold harmless Los Angeles against, any claim, demand, liability, loss or damage, whether direct, indirect, or consequential incurred by either Nevada Power or any customers of Nevada Power, which results from the provisions of service under this Agreement.

     12.2 Nevada Power shall not be liable to Los Angeles and Los Angeles hereby releases Nevada Power from, and agrees to hold harmless Nevada Power against, any claim, demand, liability, loss or damage, whether direct, indirect, or consequential incurred by either Los Angeles or any customers of Los Angeles, which results from the provisions of service under this Agreement.


13   UNCONTROLABLE FORCE:
     --------------------

     13.1 Neither Party shall be considered to be in default in the performance of any of its obligations under this Agreement (other than obligations to make payment for bills rendered pursuant to this Agreement) when a failure of performance shall be due to an uncontrollable force. The term "uncontrollable force" shall mean any cause beyond the control of the Party unable to perform such obligations, including, but not limited to, failure of or threat of failure of facilities, flood, earthquake, storm, drought, fire, pestilence, lightning, and other natural catastrophes, epidemic, war, riot, civil disturbance, or disobedience, strike, labor dispute, labor or material shortage, sabotage, government priority, restraint by court order or public authority, and action or nonaction by, or inability to obtain the necessary authorizations or approvals from any governmental agency or authority which, by exercise of due diligence, such Party could not reasonably have been expected to avoid and which, by exercise of due diligence, it has been unable to overcome. Nothing contained in this
     Section 13 shall be construed as to require either Party to settle a strike or labor dispute in which it may be involved.

14   EFFECT OF SECTION HEADINGS: Section headings appearing in this Agreement
     ---------------------------
     are inserted for convenience only and shall not be construed as interpretations of text.

15   TRANSFER OF INTEREST:
     ---------------------

     15.1 Except as provided in Section 6.2, neither Party shall voluntarily assign or transfer this Agreement, in whole or in part, or any of its interest hereunder to any other person or entity, without the prior written consent of the other Party; provided, however, such consent shall not be unreasonably withheld. Any attempt to transfer or assign this Agreement, or any privilege hereunder without such prior written consent, except as provided herein, shall be void and confer no right to any party that is not a Party to this Agreement.

     15.2 Any successor to or assignee of the rights of either Party, whether by voluntary transfer, judicial sale, foreclosure sale, or otherwise, shall be subject to all the provisions and conditions of this Agreement to the same extent as though such successor or assignee were an original Party to this Agreement.

16   NO DEDICATION OF FACILITIES: Any undertaking by one Party to the other
     ----------------------------
     Party under any provisions of this Agreement shall not constitute the dedication of the system or any portion thereof of either Party to the public or to the other Party or any other person or entity, and it is understood and agreed that any such undertaking by either Party shall cease upon the termination of such Party's obligations under this Agreement.

17   WAIVERS: Any waiver at any time by either Party of its rights with respect
     --------
     to a default under this Agreement, or with respect to any other matter arising in connection with this Agreement, shall not be deemed a waiver with respect to any subsequent default or other matter arising in connection therewith. Any delay, short of the statutory period of limitation in asserting or enforcing any right, shall not be deemed a waiver of such right.

18   RELATIONSHIP OF PARTIES: The covenants, obligations, and liabilities of the
     ------------------------
     Parties are intended to be several and not joint or collective, and nothing contained in this Agreement shall ever be construed to create an association, joint venture, trust or partnership, or to impose a trust or partnership covenant, obligation, or liability, on or with regard to either Party. Each Party shall be individually responsible for its own covenants, obligations, and liabilities as provided in this Agreement. Neither Party shall be under the control of or shall deem to control the other Party. Neither Party shall be the agent of or have a right or power to bind the other Party without such other Party's written consent.

19   DISPUTES: Disputes on any matter relating to this Agreement shall be
     ---------
     discussed and resolved by the Authorized Representatives, who shall use their best efforts to amicably and promptly resolve such disputes. Should the Authorized Representatives be unable to resolve a dispute, the matter shall be referred to the individuals who are specified to receive written notices at such time pursuant to Section 23.

20   NO THIRD-PARTY RIGHTS: The Parties do not intend to create rights in, or to
     ----------------------
     grant remedies to, any Third Party as a beneficiary of this Agreement or of any duty, covenant, obligation, or undertaking established herein.

21   AUTHORIZED REPRESENTATIVE:
     --------------------------

     21.1 Each Party, within thirty (30) calendar days after the effective date of this Agreement, shall appoint and designate a person to be its Authorized Representative. Such appointment and designation shall be in writing and shall be forwarded by each Party to the other.

     21.2 Each Authorized Representative shall be authorized and empowered by the appointing Party to carry out the provisions of this Agreement on behalf of and for the benefit of such Party, and to provide liaison between the Parties.

     21.3 The Authorized Representatives shall have no authority to alter, modify or delete any of the provisions of this Agreement.

22   GOVERNING LAW: This Agreement shall be interpreted, governed by, and
     --------------
     construed under the laws of the State of California with venue in the City of Los Angeles.

23   NOTICES: Notifications under this Agreement, except written notices
     --------
     required or authorized herein, shall be made by telephone or such other means as mutually agreed to between the Parties' Dispatchers or Schedulers. Any written notices required or authorized under this Agreement shall be delivered in person or sent by registered or certified mail, postage prepaid, to the persons specified below:

     If to Los Angeles, the notice shall be sent to:
           Department of Water and Power
             of the City of Los Angeles
           c/o Director of Bulk Power, (or any successor thereto)
           P.O. Box 51111, Room 1149
           Los Angeles, California 90051-0100

     If to Nevada Power:
           Director of Transmission Business (or any successor thereto) Sierra Pacific Power / Nevada Power(
           6100 Neil Road
           P.O. Box 10100
           Reno, Nevada 89520-0024

     Either Party may, from time to time, by written notice to the other Party, change the designation or address of the person so specified as to the one to receive notices pursuant to this Agreement.

24   ENTIRE AGREEMENT: This Agreement contains the entire agreement and
     -----------------
     understanding between the Parties, their agents, and employees as to the subject matter of this Agreement. This Agreement may be amended only by a written document signed by the Parties. It is understood by the Parties that the terms and conditions of this Agreement are unique to the transactions described herein and shall not, therefore, be considered as precedent for any future transactions between the Parties or between any of the Parties and a Third Party. Each Party acknowledges that each Party was represented by counsel in the negotiation and that it has been authorized to execute this Agreement. Nevada Power represents and warrants that it is free to enter into this Agreement and to perform each of the terms and covenants of it. Nevada Power represents and warrants that it is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and that the execution and performance of this Agreement by Nevada Power will not constitute a violation or breach of any other Agreement between it and any other person or entity.

25   ATTORNEY FEES AND COSTS: Both Parties agree that in any action to enforce
     ------------------------
     the terms of this Agreement that each Party shall be responsible for its own attorney fees and costs.

/
/
/

26.  SIGNATURE CLAUSE: The signatories hereto represent that they have been
     -----------------
     appropriately authorized to enter in this Los Angeles - Nevada Power NOB to MCC500 50 MW Firm Transmission Service Agreement (DWP No. BP 00-001) on behalf of the Party for whom each signs. This Agreement is hereby executed as of the ______ day of _________________, 2000.






                              DEPARTMENT OF WATER AND POWER
                                OF THE CITY OF LOS ANGELES

                              By

                              BOARD OF WATER AND POWER COMMISSIONERS
                              OF THE CITY OF LOS ANGELES

Date:_________________        By:______________________________________________


                              And:_____________________________________________
                                            Secretary


                              NEVADA POWER

                              By: _____________________________________________

                              Typed name: Gary L. Porter
                                          -------------------------------------

                              Title: Exectutive Director, Transmission
                                     ------------------------------------------

                              Date signed: ____________________________________